UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                January 19, 2010
                                ----------------
                                 Date of Report
                        (Date of earliest event reported)

                                  FutureIT Inc.
             (Exact name of registrant as specified in its charter)



           Delaware                     000-53319                98-0517683
----------------------------          ------------           -------------------
(State or other jurisdiction           (Commission             (IRS Employer
       of incorporation)              File Number)           Identification No.)


             4 Hamelacha Street ,North Industrial Area, Lod, Israel
             ------------------------------------------------------
              (Address of principal executive offices and zip code)


                               + (972)(8)925-8070
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The Registrant has been notified that the Israeli court has approved an offer, or the Offer, made by an investor to the trustee of DataSafe Group Ltd., or DataSafe, the Registrant's principal shareholder, to purchase 14,000,000 shares of common stock of the Registrant and the outstanding loans to the Registrant from DataSafe, in return for a payment of $100,000.

As previously reported, DataSafe, the owner of 15,500,000 shares of common stock (63.5% of the Registrant's outstanding shares) which has also advanced approximately $2.4 million in loans to the Registrant, filed for a protective order in Israel requiring DataSafe's creditors to cease collection attempts (an equivalent to Chapter 11 of the United States Bankruptcy Code).

The Offer is subject to the trustee and investor signing a definitive agreement and the approval of Israel Discount Bank Ltd, a substantial creditor of DataSafe.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 19, 2010

                                            FutureIT Inc.

                                            (Registrant)


                                            By: /s/Shmuel Bachar
                                                ----------------
                                            Name: Shmuel Bachar
                                            Chairman of the Board
                                            and Chief Executive Officer